UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700 Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

EXPLANATORY NOTE

This report amends the current report on Form 8-K of United Rentals, Inc. (the “Company”) dated January 11, 2016 (the “Original Filing”) to disclose certain compensation arrangements of Mr. Craig Pintoff in connection with his appointment as General Counsel of the Company. At the time of the Original Filing, such compensation arrangements had not been finalized.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2016, and in connection with Mr. Pintoff’s appointment as General Counsel of the Company, the compensation committee of the Company’s board of directors approved increases in base salary and equity based compensation awards for Mr. Pintoff. As a result, Mr. Pintoff’s base salary will be increased from $424,000 to $475,000, effectively immediately, and his annual bonus target will be 80% of base salary, payout of which will be based on achieving established goals. Mr. Pintoff also received an award of restricted stock units in the amount of $500,000, one-third of which will vest on each of the first, second and third anniversaries of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2016

UNITED RENTALS, INC.

By:	/s/ William B. Plummer
Name:	William B. Plummer
Title:	Executive Vice President and Chief Financial Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ William B. Plummer
Name:	William B. Plummer
Title:	Executive Vice President and Chief Financial Officer